                                                                     EXHIBIT 5.0


                           POLLET, RICHARDSON & PATEL
                                A Law Corporation
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                  July 12, 2002

Manhattan Scientifics, Inc.
641 Fifth Avenue, Suite 36F
New York, New York 10022

         Re:      MANHATTAN SCIENTIFICS, INC. 2000 EQUITY INCENTIVE PLAN
                  ------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Manhattan Scientifics, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company's common stock, par value $0.001 (the "Shares"), which may be issued upon exercise of options or otherwise granted in connection with the above-referenced plan (the "Plan").

         Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, were or will be legally issued, fully paid, and nonassessable under the Delaware General Corporation Law.

         We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

         We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.

                                            /S/ POLLET, RICHARDSON & PATEL
                                            -------------------------------
                                            POLLET, RICHARDSON & PATEL,
                                            A LAW CORPORATION


                                      -4-